Exhibit 99.(h)(3)

AUTHORIZED PARTICIPANT AGREEMENT FOR BAILLIE GIFFORD INTERNATIONAL ALPHA ETF SEEDING TRANSACTION

BAILLIE GIFFORD ETF TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Baillie Gifford Funds Services LLC (the “Distributor”) and BNY Mellon Capital Markets, LLC (the “Participant”), together with Pershing LLC (“Pershing”), solely with respect to Pershing’s duties and obligations of a Depository Trust Company (“DTC”) participant (“DTC Participant”) and/or National Securities Clearing Corporation (“NSCC”) member and/or Continuous Net Settlement (“CNS”) participant, and is subject to acceptance by The Bank of New York Mellon acting in its capacity as Baillie Gifford ETF Trust’s (the “Trust”) transfer agent (the “Transfer Agent”) and, solely with respect to Sections 7(a), 7(g), 10(a), 12(b), 12(c), 15 and 16(b) herein, Baillie Gifford Overseas Limited (the “Investment Manager”). Capitalized terms used but not defined herein are defined in the current prospectus for Baillie Gifford International Alpha ETF (the “Fund”) as it may be supplemented or amended from time to time and included in the Trust’s Registration Statement on Form N-1A, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with the Fund’s Statement of Additional Information incorporated therein, the “Prospectus”). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust and the Fund are intended third-party beneficiaries of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein and be able to enforce its terms as if they were parties hereto.

The Distributor provides services as principal underwriter of the Fund acting on an agency basis in connection with the distribution of shares of beneficial interest of the Fund (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Creation Units (as defined below) of Shares.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and in reliance on its affiliate Pershing, as it clearing firm and the responsible DTC Participant and NSCC Member under this Agreement, through the CNS clearing processes of NSCC (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of the DTC.

This Agreement is intended to apply specifically and solely with respect to the transfer, in connection with the initial seeding of the Fund, of beneficial ownership of Deposit Securities (as defined below) by the Investment Manager, on behalf of Orpheus Trust who is the beneficial owner of such securities (the “Initial Investor”), from the Initial Investor to the Fund in exchange for Shares of the Fund (such contribution and exchange, the “In-Kind Contribution”). This Agreement shall terminate immediately following the Trust’s acceptance of the Participant’s Purchase Order (as defined below) for the In-Kind Contribution to the Fund. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a client for which the Participant is acting (a “Participant Client”), or to sell or offer to sell the Shares.

This Agreement is intended to form part of the plan for the initial seeding of the Fund, which plan includes both the In-Kind Contribution and the contribution of [$10M] by Baillie Gifford International LLC in exchange for Shares of the Fund (such contribution and exchange, the “Cash Contribution”), such Cash Contribution to occur simultaneously with the In-Kind Contribution.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES

(a)            The Participant relies on its affiliate, Pershing, as its clearing firm and the responsible DTC Participant and NSCC Member under this Agreement, and to fully enable its participation in the Trusts’ Clearing Process through NSCC and DTC. As such, Pershing represents and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is a DTC participant. Pershing clears through NSCC numbers 0443 (CNS) and 0443 (DTC). Any change in the foregoing status of Pershing shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

Pershing may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b)            The Participant and Pershing, each, represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant and Pershing, each, agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with applicable FINRA rules and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; (iii) not offer or sell Shares of the Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold; and (iv) not make any untrue representation or statement of a material fact relating to or concerning the Shares or in connection with any statement related to or concerning the Shares, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)            The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by the Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(d)            The Distributor represents that (i) the Prospectus contained therein each conforms in all material respects to the requirements of applicable law, including without limitation, as applicable the provisions of the 1933 Act, the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder and FINRA marketing rules and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares; (v) prior to the launch of the Fund, such Fund’s Shares have been approved for listing on a U.S. national securities exchange; and (vi) all marketing and promotional materials prepared by the Trust or the Funds’ adviser, and approved by the Distributor, and provided to the Participant in connection with the offer and sale of Shares comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

2.              EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)            All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b)            The Participant understands that a Creation Unit generally will not be issued until the requisite cash and/or the designated basket of securities (the “Deposit Securities”), as well as any applicable fee upon creations and redemptions (a “Transaction Fee”) and taxes, are transferred to the Trust on or before the contractual settlement date (the “Contractual Settlement Date”).

3.              AUTHORIZATION OF TRANSFER AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, Pershing, as a member of the NSCC and a participant in the CNS System, hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Pershing as agent for the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. Pershing agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC as though such instructions were issued by Pershing directly to the NSCC as long as the instructions are accurate.

4.              SUBCUSTODIAN ACCOUNT

The Participant understands and agrees that the Trust has caused The Bank of New York Mellon acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for the Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by the Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

5.              TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.              CASH COMPONENT

The Participant and Pershing, each, hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the Contractual Settlement Date, by means satisfactory to the Distributor, and in accordance with the provisions of the Prospectus, immediately available or same day funds estimated by the Distributor to be sufficient to pay the portion of a Creation Unit consisting of the amount of cash communicated to the Participant by the Distributor (the “Cash Component”), together with the applicable Transaction Fee, if any. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the Fund in accordance with the terms of the Prospectus, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectus or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Component has not been made by such Contractual Settlement Date. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.              ROLE OF PARTICIPANT AND THE INVESTMENT MANAGER

(a)            Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant is acting hereunder, as instructed by the Investment Manager on behalf of the Initial Investor, solely as the Initial Investor’s agent and nominee for the purpose of facilitating the transfer of beneficial ownership of the Deposit Securities from the Initial Investor to the Fund in exchange for Shares of the Fund issued to the Initial Investor. Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant and Pershing will each be deemed to be an independent contractor in respect of all other parties and will have no authority to act as agent for the Fund or the Distributor or any other service provider to the Trust or the Fund in any matter or in any respect under this Agreement.

(b)            The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Fund or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(c)            Pershing agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(d)            The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

(e)             The Participant represents, covenants and warrants that it has implemented and shall maintain policies, procedures and internal controls reasonably designed to prevent and detect violations by those acting on its behalf of any applicable anti-corruption laws or regulations including self-regulatory organization (“SRO”) regulations; giving money or anything of value to obtain or retain business or favorable treatment; and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, including but not limited to domestic or foreign government officials or employees, customers and commercial counterparties.

(f)             The Participant represents, covenants and warrants that neither it nor anyone acting on its behalf will, in connection with this Agreement, make or authorize, directly or indirectly: (i) any improper payment or promise to pay, or (ii) any gift or promise to give any money or anything of value to any governmental official, customer, or commercial counterparty for the purpose of improperly influencing any official act or decision of such official, customer, or commercial counterparty or inducing him or her to use his or her influence improperly.

(g)            Each party acknowledges and agrees that, with respect to the transfer of beneficial ownership of Deposit Securities from the Initial Investor to the Fund in exchange for Shares of the Fund, the Investment Manager is acting hereunder solely on behalf of the Initial Investor.

8.            AUTHORIZED PERSONS OF THE PARTICIPANT

(a)            Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Fund, the Transfer Agent, or the Distributor, the Participant shall deliver to the Fund and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Fund, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Fund and the Transfer Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Fund, the Transfer Agent, and the Distributor.

(b)            The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Fund, Transfer Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Fund, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c)            The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, or the Fund shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, Distributor, and the Fund previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

9.              REDEMPTIONS

(a)            The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended.

(b)            The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it owns outright (within the meaning of Rule 200 of Regulation SHO) or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund.

(c)            The Participant understands that Shares of the Fund may be redeemed only when one or more Creation Units are held in its account.

(d)            In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Distributor, Transfer Agent and/or Trust may, without liability, reject the Participant’s Redemption Order.

(e)            In the event that the Participant receives Fund securities the value of which exceeds the value of the applicable Creation Unit at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the Fund an amount in cash equal to the difference or return such Fund securities to the Fund, unless the parties otherwise agree.

10.            OBLIGATIONS OF PARTICIPANT

(a)            Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent, the Distributor, and/or the Investment Manager upon their reasonable request.

(b)            The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)            The Participant represents, covenants, and warrants that it has taken affirmative steps so that, during the term of this Agreement, it will not be an affiliated person of the Fund, a promoter or principal underwriter of the Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

11.            INDEMNIFICATION

This Section 11 shall survive the termination of this Agreement.

(a)            The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Fund, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”) , from and against any claim, loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any representation provided by the Participant herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Participant to comply with its obligations set forth in this Agreement; (iv) any failure by the Participant to materially comply with applicable laws, including rules and regulations of SROs in relation to its role as an authorized participant under this Agreement; (v) actions of a Participant Indemnified Party taken in reliance upon any instructions reasonably believed by the Distributor, the Trust, and/or the Transfer Agent to be genuine and to have been given by the Participant; or (vi) the Participant’s failure to complete an Order that has been accepted and not otherwise cancelled. The Participant and the Distributor understand and agree that the Trust as a third-party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to perform any of its obligations pursuant to this Agreement that benefit the Trust

(b)            The Distributor hereby agrees to indemnify and hold harmless the Participant and Pershing and each of their respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party in connection with, arising out of or as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to comply with its obligations set forth in this Agreement; (iii) any failure by the Distributor to materially comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as distributor under this Agreement, (iv) actions of such Distributor Indemnified Party in reliance upon any instructions reasonably believed by the Participant to be genuine and to have been given by the Distributor, (v) any representation provided by the Distributor herein that is materially false or misleading or omits material information necessary to make the statement contained therein complete, including any material breach of its representations in Section 1(d); (vi) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than any statement made or omitted in reliance upon information provided to the Distributor, the Trust or any other person on behalf of the Trust or the Fund by a Distributor Indemnified Party in writing.

(c)            In no case is the indemnification provided by any indemnifying party to be deemed to protect or indemnify against any Loss to which the Indemnified Party would otherwise be subject by reason of the Indemnified Party’s own willful misconduct, bad faith, or gross negligence in the performance of its obligations or duties under this Agreement.

12.            LIMITATION OF LIABILITY

This Section 12 shall survive the termination of this Agreement.

(a)            In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of the CNS Clearing Process, DTC, NSCC, the Custodian, sub-custodian or any other securities depository, clearing corporation, exchange or communications service.

(b)            Neither the Distributor, the Transfer Agent, the Participant, nor the Investment Manager shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c)            The Distributor, the Transfer Agent, and the Investment Manager may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(d)            In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

13.            RECEIPT OF THE PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands the terms thereof.

14.            CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may electronically deliver the Prospectus, annual or semi-annual report, or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery.

The Distributor shall electronically deliver all Shareholder Documents to the Participant at the e-mail address set forth on the signature page attached to this Agreement, unless and until the Participant provides written notice to the Distributor requesting otherwise. Until such notice is provided, the Participant can only obtain access to the Shareholder Documents electronically.

15.            NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by electronic mail or similar means of same day delivery. Unless otherwise notified in writing, all notices to the Fund shall be at the address or electronic mail address indicated below the signature of the Distributor. All notices to the Participant, the Distributor, the Transfer Agent, and the Investment Manager shall be directed to the address or electronic mail address indicated below the signature line of such party.

16.            EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)            This Agreement shall become effective on the date set forth below and will terminate automatically following the In-Kind Contribution.

(b)            This Agreement may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Fund, the Participant, the Distributor, or the Investment Manager at any time in the event of a material breach by another party of any provision of this Agreement.

(c)            No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld.

(d)            This Agreement may not be amended except by a writing signed by all the parties hereto.

17.            GOVERNING LAW

This Section 17 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18.            COUNTERPARTS; ELECTRONIC SIGNATURE

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement may be executed by electronic signature, including but not limited to digital signatures, electronic signatures created through commercially available electronic signature platforms, or other electronic methods that demonstrate intent to authenticate and adopt this Agreement. Electronic signatures shall have the same legal effect, validity, and enforceability as handwritten signatures. Each party waives any defence to the enforcement of this Agreement based on the lack of handwritten signature, to the extent permitted by applicable law.

19.            SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or SRO to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

20.            HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

21.            ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

BAILLIE GIFFORD FUNDS SERVICES LLC

By:
Name:
Title:
Address:	780 Third Avenue, 43rd Floor, New York, New York 10017
E-mail:
Date:

BNY MELLON CAPITAL MARKETS, LLC

By:
Name:
Title:
Address:
E-mail:
Date:

PERSHING LLC

DTC/NSCC Clearing Code: 0443

By:
Name:
Title:
Address:
E-mail:
Date:

ACCEPTED BY:

THE BANK OF NEW YORK MELLON, as Transfer Agent

By:
Name:
Title:
Address:
E-mail:
Date:

ACKNOWLEDGED AND AGREED, SOLELY WITH RESPECT TO
SECTIONS 7(a), 7(g), 10(a), 12(b), 12(c), 15 and 16(b) HEREOF:

BAILLIE GIFFORD OVERSEAS LIMITED

By:
Name:
Title:
Address:	780 Third Avenue, 43rd Floor, New York, New York 10017
E-mail:
Date:

ATTACHMENT A

CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Baillie Gifford ETF Trust Authorized Participant Agreement, or any other notices, requests or instructions on behalf of Participant pursuant to this Authorized Participant Agreement.

For Each Authorized Person:

Name:	Name:
Title:	Title:
Signature:	Signature:
E-Mail Address:	E-Mail Address:
Telephone:	Telephone:

Name:	Name:
Title:	Title:
Signature:	Signature:
E-Mail Address:	E-Mail Address:
Telephone:	Telephone:

Name:	Name:
Title:	Title:
Signature:	Signature:
E-Mail Address:	E-Mail Address:
Telephone:	Telephone:

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Baillie Gifford Funds Services LLC and BNY Mellon Capital Markets, LLC and that their signatures set forth above are their own true and genuine signatures.

By:

Date:

Name:

Title: